Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                  SULPHCO, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                  NEVADA                                     88-0222729
      ---------------------------------                  ------------------
      (State or other jurisdiction                        (I.R.S. Employer
      of incorporation or organization)                  Identification No.)

                              1650 Meadow Wood Lane
                               Reno, Nevada 89502
               (Address of principal executive offices; zip code)

                            CONSULTANT NON-QUALIFIED
                             STOCK OPTION AGREEMENT
                            (Full title of the plan)

                              Rudolph W. Gunnerman
                              Chairman of the Board
                              1650 Meadow Wood Lane
                               Reno, Nevada 89502
                                 (775) 829-1310
                      (Name, address and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                              Andrew J. Beck, Esq.
                                      Torys
                                 237 Park Avenue
                            New York, New York 10017

                Approximate date of proposed sale to the public:
                        As soon as practicable after the
                    Registration Statement becomes effective
                    ----------------------------------------



                         CALCULATION OF REGISTRATION FEE

========================================== ===================== ===================== ===================== =================
                                                                   Proposed maximum      Proposed maximum
Title of each class of                         Amount to be         offering price      aggregate offering      Amount of
Securities to be registered                     registered          per share (1)           price (1)        registration fee
------------------------------------------ --------------------- --------------------- --------------------- -----------------
Common Stock ($.001 par value)                   2,758,620               $0.725            $1,999,999.50            $500
========================================== ===================== ===================== ===================== =================


(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3...Incorporation of Documents by Reference.
         ---------------------------------------

                  The Registrant hereby states that the documents listed in (a) through (g) below are incorporated by reference in this Registration Statement and all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

(a) The Registrant's Annual Report on Form 10-KSB, as amended, for the year ended December 31, 2000.

(b       The  Registrant's  Quarterly Report on Form 10-QSB, as amended, for the quarter ended March 31, 2001.

(c) The Registrant's Quarterly Report on Form 10-QSB, as amended, for the quarter ended June 30, 2001.

(d)      The Registrant's Current Report on Form 8-K filed on June 1, 2001.

(e)      The Registrant's Current Report on Form 8-K filed on April 17, 2001.

(f)      The  Registrant's  Current  Report on Form 8-K/A filed on February  14,
         2001.

(g) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 10-SB, as amended, filed on November 18, 1999.

Item 4...Description of Securities.
         -------------------------

                  Not applicable.

Item 5...Interests of Named Experts and Counsel.
         --------------------------------------

                  Not applicable.

Item 6...Indemnification of Directors and Officers.
         ------------------------------------------

                  Section  78.751 of the Nevada General  Corporation  Law allows the Registrant to indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise. The Registrant may advance expenses in connection with defending any such proceeding, provided the indemnitee undertakes to pay any such amounts if it is later determined that such person was not entitled to be indemnified by the Registrant.

Item 7...Exemption from Registration Claimed.
         -----------------------------------

                  Not applicable.

Item 8...Exhibits.
         --------

                  The Exhibits required to be filed as part of this Registration Statement are listed in the attached Index to Exhibits.

Item 9...Undertakings.
         ------------

                  The  undersigned  Registrant  hereby  undertakes,   except  as
otherwise specifically provided in the rules of the Securities and Exchange Commission promulgated under the Securities Act of 1933:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

                  The Registrant and each person whose signature appears below hereby appoints each of Rudolph W. Gunnerman and Paul C. Knauff as attorneys-in-fact with full power of substitution, severally, to execute in the name and on behalf of the Registrant and each such person, individually and in each capacity stated below, one or more amendments to this Registration Statement as the attorney-in-fact acting in the premises deems appropriate and to file any such amendment to this Registration Statement with the Securities and Exchange Commission.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno and State of Nevada on the 6th day of September, 2001.

                                 SULPHCO, INC.



                                 By:      /s/ Rudolph W. Gunnerman
                                          -------------------------
                                              Rudolph W. Gunnerman
                                              Chairman of the Board


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                       Date
---------                                   -----                                       ----

/s/                                         President, Chief Executive                  September __, 2001
------------------------------------        Officer and Director
    Stan McLelland

/s/ Paul C. Knauff                          Chief Financial Officer and                 September  5, 2001
------------------------------------        Principal Accounting Officer
    Paul C. Knauff

/s/ Rudolph W. Gunnerman                    Chairman of the Board                       September  5, 2001
-------------------------------             and Director
    Rudolph W. Gunnerman

/s/                                         Director                                    September __, 2001
------------------------------------
    Mark T. Cullen

/s/ Harry Holman                            Director                                    September  5, 2001
------------------------------------
    Harry Holman

/s/                                         Director                                    September __, 2001
------------------------------------
    Joseph W. Sutton

/s/ Alexander H. Walker, Jr.                Director                                    September  5, 2001
----------------------------
    Alexander H. Walker, Jr.

                               CONSENT OF COUNSEL


                  The consent of Torys is  contained in their  opinion  filed as
Exhibit 5 to this Registration Statement.

                         CONSENT OF INDEPENDENT AUDITORS




We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 25, 2001 except for Note 16 which is dated June 13, 2001 relating to the consolidated financial statements of Sulphco, Inc. (formerly Filmworld, Inc.) and Subsidiary as of December 31, 2000 and for the year then ended.



                                                        /s/ TANNER + CO.
                                                        ----------------
                                                            TANNER + CO.



Salt Lake City, Utah
September 5, 2001


                                INDEX TO EXHIBITS


         Number                                                  Description of Exhibit                         Page
         ------                                                  ----------------------                         ----
            4                      Non-Qualified Stock Option Agreement                                            9
            5                      Opinion of Torys                                                               14
           23(i)                   Consent of Tanner & Co., Independent Auditors (See "Consent of                 --
                                   Independent Auditors" in the Registration Statement)
           23(ii)                  Consent of Torys (contained in Exhibit 5)                                      --
           24                      Power of Attorney (see "Power of Attorney" in the Registration                 --
                                   Statement)




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